                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported)   January 27, 2005
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                           VION PHARMACEUTICALS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

       Delaware                           000-26534           13-3671221
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(State or Other Jurisdiction            (Commission          (IRS Employer
     of Incorporation)                  File Number)       Identification No.)

     4 Science Park, New Haven, CT                                06511
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:   (203) 498-4210
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 3.01 NOTICE OF DELISTING FOR FAILURE TO SATISFY A CONTINUED LISTING RELY OR
STANDARD; TRANSFER OF LISTING.

         On January 27, 2005, Vion Pharmaceuticals, Inc. notified The NASDAQ
Stock Market that, due to one vacancy on the audit committee that resulted from the previously announced death of Walter B. Wriston, Vion failed to comply with the audit committee composition requirements under Marketplace Rule
4350(d)(2)(A) and that Vion would be relying on the cure period provided under
Marketplace Rule 4350(d)(4). Vion has determined to search for a qualified director to fill the vacancy on the audit committee.

         On January 27, 2005, Vion received notice from The NASDAQ Stock Market that, consistent with Marketplace Rule 4350(d)(4), Vion will be provided a cure period until the earlier of Vion's annual shareholders' meeting or January 19,
2006 in order to regain compliance with the audit committee requirements and that Vion would be included in a list of non-compliant Nasdaq companies at
www.nasdaq.com on or after February 3, 2005. The letter states that if Vion does not regain compliance within this period, Nasdaq will provide written notification that Vion's securities will be delisted. The notice from The NASDAQ
Stock Market is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

       (C)   EXHIBITS.

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
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99.1              Notice dated January 27, 2005 from The NASDAQ Stock Market to Vion Pharmaceuticals, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VION PHARMACEUTICALS, INC.

Date: January 27, 2005        By:     /s/ Howard B. Johnson
                               ---------------------------------------
                              Name:  Howard B. Johnson
                              Title: President and Chief Financial Officer

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